SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. _______)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a 6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant toss.240.14a-11(c) orss.240.14a-12

                            Emclaire Financial Corp.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction applies:

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          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4) Proposed maximum aggregate value of transaction:

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          (5) Total fee paid:

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  [ ] Fee paid previously with preliminary materials.
  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount previously paid:

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          (2) Form, Schedule or Registration Statement No.:

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          (3) Filing Party:

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          (4) Date Filed:

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

                            EMCLAIRE FINANCIAL CORP.
                          EMLENTON, PENNSYLVANIA 16373


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF EMCLAIRE FINANCIAL CORP.:


     Notice is hereby given that the Annual Meeting of Shareholders of Emclaire Financial Corp. (the "Corporation") will be held at 11:00 a.m., prevailing time, on Wednesday, May 19, 2004, at the Farmers National Bank, 612 Main Street, Emlenton, PA 16373, for the following purposes:

     1. To elect two (2) Class A directors to serve for 3-year terms and until their successors are duly elected and qualified;

     2. To ratify the selection of Crowe Chizek and Company LLC, Certified Public Accountants, of Cleveland, Ohio as the independent auditors of the Corporation for the fiscal year ending December 31, 2004; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Only those shareholders of record at the close of business, at 5:00 p.m., on Monday, March 29, 2004, will be entitled to notice of and to vote at the Annual Meeting.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 2003 is being mailed with this notice.

     You are urged to mark, sign, date and promptly return your proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person if you attend the meeting.


                                 By Order of the Board of Directors,

                                 /s/ David L. Cox
                                 ---------------------------

                                 David L. Cox
                                 Chairman, President and Chief Executive Officer

April 14, 2004

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD MAY 19, 2004


                                     GENERAL

Introduction, Date, Place and Time of Meeting

     This Proxy Statement is being furnished for the solicitation by the Board of Directors of Emclaire Financial Corp. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation ("Annual Meeting") to be held at the Farmers National Bank, 612 Main Street, Emlenton, PA 16373, on Wednesday, May 19, 2004, at 11:00 a.m. prevailing time, or at any adjournment or postponement of the Annual Meeting.

     The main office of the Corporation is located at The Farmers National Bank of Emlenton (the "Bank"), 612 Main Street, Emlenton, Pennsylvania 16373. The telephone number for the Corporation is (724) 867-2311. All inquiries should be directed to David L. Cox, President. This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on April 14, 2004.

Solicitation

     Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted for the election of the two (2) nominees for Class A Directors named below and for the approval of Crowe Chizek and Company LLC, Certified Public Accountants as the independent auditors for the fiscal year ending December 31, 2004. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person.

     The cost of preparing, assembling, mailing and soliciting proxies will be borne by the Corporation. In addition to the use of the mail, certain directors, officers and employees of the Corporation intend to solicit proxies personally, by telephone and by facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefore, the Corporation will reimburse them for their reasonable forwarding expenses.

Right of Revocation

     A shareholder who returns a Proxy may revoke it at any time before it is voted by: (1) delivering written notice of revocation to Raymond M. Lawton, Secretary, Emclaire Financial Corp., 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373, telephone: (724) 867-2311; (2) executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation or (3) voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities and Quorum

     At the close of business on March 29, 2004, (the "Voting Record Date") the Corporation had outstanding 1,267,835 shares of common stock, $1.25 par value. A majority of the outstanding shares in person or by proxy will constitute a quorum at the Annual Meeting.

     Only holders of common stock, of record, at the close of business on the Voting Record Date will be entitled to notice of and to vote at the Annual Meeting. On all matters to come before the Annual Meeting, each share of common stock is entitled to one (1) vote.

     As to the election of directors, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

     As to the ratification of independent auditors and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: vote "FOR" the item or vote "AGAINST" the item. Unless otherwise required by law, all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to Broker Non-Votes as to that matter.

             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

     Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The following tables set forth, as of the Voting Record Date, persons or groups who own more than 5% of the Common Stock and the ownership of all executive officers and directors of the Corporation as a group. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the Voting Record Date:

                                                      Percent of Outstanding
                            Shares Beneficially            Common Stock
Name and Address                 Owned (1)              Beneficially Owned

Bernadette H. Crooks            78,182 (2)                     6.17%
Clarion, PA 16214

Mary E. Dascombe                90,574 (3)                     7.14%
Raleigh, NC  27609

George W. Freeman               78,740 (4)                     6.21%
Knox, PA 16232

FINABA Co.                      70,168                         5.53%
Hermitage, PA  16148

Barbara C. McElhattan           66,297 (5)                     5.23%
Emlenton, PA 16373
------------------

(1) See footnote (1) under the following caption entitled "Beneficial Ownership by Officers, Directors and Nominees" for the definition of "beneficial ownership."
(2) Of the 78,182 shares beneficially owned by Mrs. Crooks, 76,902 shares are owned individually and 1,280 shares are owned individually by her spouse's estate.
(3) Of the 90,574 shares beneficially owned by Mrs. Dascombe, 64,386 shares are owned individually, 2,677 shares are owned jointly with her spouse, and 23,511 shares are owned individually by her spouse.
(4) Of the 78,740 shares beneficially owned by Mr. Freeman, 75,435 shares are owned individually and 3,305 shares are owned individually by his spouse.
(5) Of the 66,297 shares beneficially owned by Mrs. McElhattan, 33,579 shares are owned individually, 27,972 shares are owned jointly with her spouse and 4,746 shares are owned individually by her spouse.

Section 16(2) Beneficial Ownership Reporting Compliance

     The Common Stock is registered pursuant to Section 12(g) of the 1934 Act. The officers and directors of the Corporation and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange Commission ("SEC") disclosing changes in beneficial ownership of the Common Stock. Based on the Corporation's review of such ownership reports, to the Corporation's knowledge, no executive officer, director, or 10% beneficial owner of the Corporation failed to file such ownership reports on a timely basis for the fiscal year ended December 31, 2003.

Beneficial Ownership by Officers, Directors and Nominees

     The following table sets forth as of the Voting Record Date, the amount and percentage of the Common Stock of the Corporation beneficially owned by each director, each nominee and all officers and directors of the Corporation as a group.

Name of Individual                  Amount and Nature of             Percent
or Identity of Group            Beneficial Ownership (1) (2)        of Class
--------------------            ----------------------------        --------

George W. Freeman  (5)                     78,740                     6.21%
Ronald L. Ashbaugh  (10)                   10,500                       (3)
Brian C. McCarrier  (10)                    1,097                       (3)
Robert L. Hunter  (6)                       9,746                       (3)
John B. Mason  (7)                          5,780                       (3)
Bernadette H. Crooks  (8)                  78,182                     6.17%
J. Michael King  (4)                        6,098                       (3)
Rodney C. Heeter  (9)                       5,300                       (3)
David L. Cox  (11)                         11,580                       (3)
All Officers and Directors
as a Group (11 persons)                   207,023                    16.33%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after the Voting Record Date. Beneficial ownership may be disclaimed as to certain of the securities.
(2)  Information furnished by the Directors and the Corporation.
(3)  Less than one percent (1%).
(4)  All shares are owned individually.
(5) See footnote (4) above under the caption entitled "Principal Beneficial Owners of the Corporation's Stock."
(6) Of the 9,746 shares beneficially owned by Mr. Hunter, 5,472 shares are owned individually and 4,274 shares are owned individually by his spouse.
(7) Of the 5,780 shares beneficially owned by Mr. Mason, 5,227 shares are owned individually and 553 shares are held as custodian for his daughter.
(8) See footnote (2) above under the caption "Principal Beneficial Owners of the Corporation's Stock."
(9) Of the 5,300 shares beneficially owned by Mr. Heeter, 2,675 shares are owned individually and 2,625 shares are owned individually by his spouse.
(10) All shares owned jointly with spouse.
(11) Of the 11,580 shares beneficially owned by Mr. Cox, 10,080 shares are owned individually and 1,500 shares are held jointly with his spouse.

                              ELECTION OF DIRECTORS

     The Corporation has a classified Board of Directors with staggered 3-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. Thus, at each Annual Meeting of Shareholders, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the office of one class shall expire each year.

     Unless otherwise instructed, the Board of Directors of the Corporation or its designee, the proxy holder, will have the right to cast their votes for the nominees, unless the shareholder indicates on his or her Proxy how he or she desires the votes to be cast. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy. The Board of Directors recommends that its nominees be elected as Directors.

                           INFORMATION AS TO NOMINEES,
                        DIRECTORS AND EXECUTIVE OFFICERS

                  The following table contains certain information with respect to the directors and nominees:

                                      Age as of   Principal Occupation                                  Director Since
Name                                  12/31/03    for Past Five Years                                  Bank/Corporation
----                                  --------    --------------------                                 ----------------


Class A Director Whose Term Expires in 2004
-------------------------------------------

Rodney C. Heeter                         66       Retired.                                                 1988/1989
(1) (2)                                           Prior to 3/25/02 - VP of Heeter Lumber Co.
                                                  Prior to 3/31/00 - Pres. of Heeter Lumber Co.

Class A Directors Whose Term Expires in 2004 and Nominees for Class A Directors Whose Term Expires in 2007
----------------------------------------------------------------------------------------------------------

J. Michael King                          56       President, Lynn, King & Schreffler, P.C.,                1988/1989
(1) (3) (4) (5)                                    Attorneys at Law
                                                  Prior to 2003 - Senior Partner of Lynn, King &
                                                   Schreffler, Attorneys at Law

David L. Cox                             53       Chairman, President and Chief Executive Officer of       1991/1991
(1) (4) (5) (6)                                   the Bank and Corporation since 1997.




Class B Directors Whose Term Expires in 2005
--------------------------------------------

Bernadette H. Crooks                     81       Retired.                                                 1985/1989
(1) (2)

Robert L. Hunter                         62       Truck Dealer; Vice President of Hunter Truck Sales       1974/1989
(2) (3) (6)                                       and Service, Inc., President of Hunter Leasing,
                                                  Inc., President of Hunter Keystone Peterbilt, LLP,
                                                  President of Hunter Erie Truck Sales LP, Director
                                                  of Idealease of North America, Inc.

John B. Mason                            55       President,  H. B. Beels & Son, Inc. Prior to 6/8/01      1985/1989
(3) (4) (5)                                       - Insurance Broker for H. B. Beels & Son, Inc.

Class C Directors Whose Term Expires in 2006.
---------------------------------------------

Ronald L. Ashbaugh                       68       Retired, former President of the Bank and                1971/1989
(1) (4) (5) (6)                                   Corporation.

George W. Freeman                        73       Owner of Freeman's Tree Farm.                            1964/1989
(3) (4) (5) (6)

Brian C. McCarrier                       40       President, Interstate Pipe and Supply Company.           1997/1997
(1) (2) (5) (6)

-------------------------------
(1)  Member of Finance Committee. This committee is appointed by the Chairman of the Board and determines investment policy and market risk management policy. This committee also recommends investment purchases for the bank portfolio.
(2)  Member of the Audit Committee. This committee is appointed by the Chairman of the Board and meets with the independent auditors to review their audit of the financial reports of the Corporation.
(3)  Member of the Human Resource Committee. This committee is appointed by the
     Chairman of the Board. This committee acts as the Compensation Committee and reviews executive and employee compensation, as well as personnel policy and recommends changes to the Board.
(4)  Member of the Loan Committee. This committee is appointed by the Chairman of the Board and is responsible to review and approve loans, which exceed the loan officer's lending limits.
(5)  Member of the Planning Committee. This committee is appointed by the
     Chairman of the Board and examines and recommends expansion and business opportunities to the Board of Directors.
(6)  Member of the Executive Committee. This committee is comprised of the
     Chairs of the other five committees and is responsible for director education and development.

     Committees of the Board of Directors represent the Corporation and the Bank and typically meet at least quarterly, except for the Loan Committee, which meets more frequently.

     During 2003, Directors received $550 per month through April for their services as Director of the Bank and $750 thereafter regardless of attendance at board meetings. Starting in May 2003, the Chairman of the Audit Committee received an additional $100 per month for his services as Audit Committee Chairman. No additional compensation is paid for service as Directors of the Corporation. During 2003, the Board of Directors of the Corporation held five
(5) regular meetings and two (2) special meetings and the Board of Directors of the Bank held thirteen (13) regular meetings and six (6) special meetings. In addition, outside Directors received $175 for each Bank committee meeting that they attended through May 2003 and $190 thereafter. During 2003, total fees paid to all Directors were $99,875.

     Each of the Directors attended at least seventy-five percent (75%) of the combined total number of meetings of the Corporation's and Bank's Board of Directors and of the committees on which they serve, except Bernadette H. Crooks who attended 73%.

Nominating Committee
--------------------

     The Corporation does not have a standing nominating committee, and all director nominations are considered by the Board of Directors as a whole. The goal of the Board of Directors has been, and continues to be, to identify nominees for service on the Board of Directors who will bring a variety of perspectives and skills from their professional and business experience. Depending upon the current needs of the Board of Directors and the Corporation, certain factors may be weighed more or less heavily.

Nominating Procedures
---------------------

     The Board of Directors identifies nominees by first evaluating, on an informal basis, the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Corporation's business and/or unique situation who are willing to continue in service are considered for renomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective or skill set. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to renominate a member for re-election, the Board of Directors will then determine if there is a need to replace that director or reduce the number of directors serving on the Board of Directors, in accordance with the Corporation's Bylaws. If the Board of Directors determines a need to replace a non-continuing director, it identifies the desired skills and experience in light of the criteria set forth above. Current members of the Board of Directors are polled for suggestions as to individuals meeting those criteria, and research may also be performed to identify qualified individuals. To date, the Board of Directors has not formally engaged third parties to assist in identifying or evaluating potential nominees, although the Board of Directors reserves the right to do so in the future.

     Section 10.1 of the Corporation's bylaws contains provisions addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Corporation's Annual Meeting. Historically, the Corporation has not had a formal policy concerning stockholder recommendations for nominees. Given the size of the Corporation, the Board of Directors does not feel that such a formal policy is warranted at this time. The absence of such a policy, however, does not mean that a reasonable stockholder recommendation will not be considered, in light of the particular needs of the Corporation and the policies and procedures set forth above. The Board of Directors will reconsider this matter at such time as it believes that the Corporation's circumstances, including its operations and prospects, warrant the adoption of such a policy.

Director Attendance at Annual Meetings
--------------------------------------

     All directors are expected to attend the Corporation's annual meeting of stockholders. All nine directors attended the Corporation's 2003 annual meeting of stockholders.

Audit Committee
---------------

     The audit committee of the Board is composed of four members and operates under a written charter adopted by the Board of Directors. The responsibilities of the audit committee are contained in the Audit Committee Report. The audit committee during fiscal year 2003 consisted of Brian C. McCarrier, Chairman; Bernadette H. Crooks; Rodney C. Heeter; and Robert L. Hunter. Each of the members is "independent," as defined by company policy and the NASDAQ listing standards.

Audit Committee Financial Expert
--------------------------------

     The Board of Directors has identified Brian C. McCarrier as an audit committee financial expert.

Audit Committee Report
----------------------

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference.

     The audit committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Corporation.

     The Audit Committee Charter adopted by the Board sets out the responsibilities, authority and specific duties of the audit committee. The charter was recently amended to comply with recently promulgated regulations. A copy of the charter is attached to this proxy statement as appendix A. Pursuant to the charter, the audit committee has the following responsibilities:

o    To monitor the preparation of quarterly and annual financial reports;

o To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors; and

o To review the general scope of the annual audit and the fees charged by the independent auditors.

     In discharging its oversight responsibility the audit committee has met and held discussions with management and Crowe Chizek and Company LLC, the independent auditors for the Corporation. Management represented to the audit committee that all consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

     In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Corporation, and has received and discussed with the independent auditors the matters in the written disclosures required by the Independence Standards Board and as required under the Sarbanes-Oxley Act of 2002, including considering the permissibility of nonaudit services with the auditors' independence.

     The audit committee also obtained from the independent auditors a formal written statement describing all relationships between Emclaire Financial Corp. and Crowe Chizek and Company LLC and the auditors that bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The audit committee discussed with the independent auditors any relationships that may impact on the firm's objectivity and independence and satisfied itself as to the auditors' independence.

     Based on these discussions and reviews, the audit committee recommended that the Board of Directors approve the inclusion of the Corporation's audited consolidated financial statements in its Annual Report on Form 10-KSB for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

     Respectfully submitted by the members of the audit committee of the Board of Directors:

Brian C. McCarrier, Chairman
Bernadette H. Crooks
Rodney C. Heeter
Robert L. Hunter

Fees to Crowe Chizek and Company LLC
------------------------------------

     Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees Emclaire Financial Corp. incurred for professional services rendered for the audit of Emclaire Financial Corp.'s annual financial statements for fiscal year 2003 and the reviews of the financial statements included in Emclaire Financial Corp.'s Quarterly Reports on Forms 10-QSB for fiscal year 2003.

     Audit-Related Fees. In both years, the audit-related services included audits of the Corporation's benefit plans and student loans. These audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.

     Tax Fees. Tax services consisted of the preparation and/or review of, and consultations with respect to, federal and state tax returns.

     All Other Fees. Other fees consisted primarily of aggregate fees billed for services rendered by Crowe Chizek and Company LLC other than those services covered above.

     Audit Committee's Pre-Approval Policies and Procedures. Effective November 19, 2003, the Board of Directors adopted a new Audit Committee Charter which, among other things, requires the Audit Committee to pre-approve the rendering by our independent auditor of audit or permitted non-audit services. The Chair of the Audit Committee may pre-approve the rendering of services on behalf of the Committee, provided the matter is then presented to the full Committee at the next scheduled meeting.

     Fees for Fiscal 2003 and Fiscal 2002. The table below sets forth the aggregate fees paid by the Corporation for audit, audit-related, tax and other services provided by Crowe Chizek and Company LLC to the Firm during each of the last two fiscal years. Certain amounts for Fiscal 2002 have been reclassified to conform to the new Fiscal 2003 presentation.

                                         2003             2002
                                         ----             ----
         Audit fees                     $43,790          $38,900
         Audit-related fees              17,800           16,500
         Tax Fees                         8,000           12,090
         All other fees                     150            1,995
                                        -------          -------
         Total                          $69,740          $69,485

Remuneration of Officers and Directors

     The following table sets forth all cash compensation for services in all capacities paid by the Bank during 2003 to the chief executive officer and the chief lending officer. No other officer's compensation exceeded $100,000. The Corporation pays no salaries or benefits.


                                 SUMMARY COMPENSATION TABLE
                                  --------------------------

     Name and Principal                                                All Other Annual             All Other
          Position                Year        Salary         Bonus     Compensation (1)          Compensation (2)
          --------                ----        ------         -----     -----------------         ----------------

David L. Cox                      2003       $140,000       $30,580           $8,200                 $14,280
President and Chairman            2002       $125,000       $ 4,080           $6,400                 $ 3,007
   of the Board                   2001       $112,850       $     -           $6,000                 $     -

Raymond M. Lawton                 2003        $85,000       $14,209           $    -                 $12,801
Senior Vice President
   Chief Lending Officer
-------------------------------

(1)  Does not include the value of certain other benefits, which do not exceed
     $50,000 or 10% of the total salary and bonus of the individual.
(2) Represents amount accrued during 2003 for supplemental retirement agreement.



Pension Plan

     The Bank maintains a defined benefit pension plan for all eligible employees. An employee becomes vested in the plan after 5 years. Upon retirement at age 65, a terminated participant is entitled to receive a monthly benefit. Prior to a 2002 amendment to the plan, the benefit formula was 1.1% of average monthly compensation plus .4% of average monthly compensation in excess of six hundred seventy five ($675) multiplied by years of service. In 2002, the plan was amended to change the benefit structure to a cash balance formula under which the benefit payable is the actuarial equivalent of the hypothetical account balance at normal retirement age. However, the benefits already accrued by the employees prior to the amendment were not reduced. In addition, the prior benefit formula continues through December 31, 2012, as a minimum benefit. In 2003, the Bank contributed $247,498 to the Plan.

     The years of benefit service for the Chief Executive Officer and the executive officer listed in the Summary Compensation Table are: Mr. Cox has 31 years of benefit service and Mr. Lawton has 4 years of benefit service.

     The following table illustrates estimated annual retirement benefits from the Pension Plan based on a hire age of 25:

                         5 Years   10 Years    15 Years   20 Years   25 Years    30 Years   35 Years    40 Years
Compensation             Service    Service     Service    Service    Service     Service    Service     Service
$100,000                  15,732     28,663      39,291     48,027     55,206      61,108     65,958      69,945
 200,000                  31,464     57,326      78,582     96,053    110,413     122,216    131,917     139,890

401k Plan

     The bank matches 50% of an employee's contribution to the 401k plan up to 6%.

Supplemental Retirement Agreements

     In October 2002, following Board of Director approval, the Bank entered into supplemental retirement agreements ("Supplemental Agreements") with four key executives. The Supplemental Agreements are non-qualified defined benefit plans and are unfunded. The Supplemental Agreements have no assets, and the benefits payable under the Supplemental Agreements are not secured. The Supplemental Agreement participants are general creditors of the Corporation in regards to their vested Supplemental Agreement benefits. The Supplemental Agreements provide for retirement benefits upon reaching age 65, and the four participants are fully vested five years after the inception of the Supplemental Agreements. Upon attaining the age of 65, Mr. Cox would be entitled to $281,092 over a 20 year period under his Supplemental Agreement. The Corporation accrued $33,000 in expense for the Supplemental Agreements for the year ended December 31, 2003.

     During September 2002, the Bank purchased single premium bank owned life insurance on the lives of the participants. The cash surrender value of the twenty life insurance policies purchased aggregated $4.3 million at December 31, 2003. The Corporation intends to utilize the increase in cash surrender value of these insurance policies to offset executive and employee benefit costs.

     Each of the Supplemental Agreements provide that in the event of a change of control of the Corporation (as defined in the agreements), the officer (i) if he has not yet qualified for retirement benefits, shall have the right to demand his withdrawal benefits (which is an amount equal to the present value of the normal retirement benefit, using a 7% discount rate and monthly compounding of interest) in a single lump sum payment, or (ii) if he has qualified for retirement benefits or has begun receiving a retirement benefit under the Supplemental Agreement, shall have the right to demand his benefits in a single lump sum payment in an amount equal to the normal retirement benefit. In the event of a change in control on December 31, 2003, Mr. Cox and the remaining three officers (in the aggregate) would be entitled to lump sum payments of $123,788 and $218,899, respectively.

Change of Control Severance Agreements

     The Bank has entered into severance agreements with the chief executive officer and the chief lending officer. The agreements provide that in the event certain events take place after there is a change in control of the Corporation, or for a period two years thereafter, the executive will be entitled to a lump sum payment in the amount two (2) times the executive's base salary immediately preceding the change in control. The events triggering such compensation include: (a) the involuntary termination of the officer's employment; or (b) if
(i) there are any changes in the executive's duties, responsibilities or title,
(ii) his annual salary is reduced; (iii) his benefits are materially reduced, or
(iv) the Bank's headquarters or the officer's place of business is moved more than 10 miles, all in (b) as were in existence immediately prior to the change in control. In addition, for two years after such termination, the Bank is required to provide life, disability, accident and health insurance benefits substantially similar to what was in place immediately prior to such termination. In the event of a change in control of the Bank, at December 31, 2003, the chief executive officer and the chief lending officer would currently be entitled to lump sum payments of approximately $280,000 and $170,000, respectively.

Certain Transactions

     There have been no material transactions, proposed or consummated, between the Corporation and the Bank with any director or executive officer of the Corporation or the Bank, or any associate of the foregoing persons. The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees. With the exception of the loans presented in the following table, all loans to executive officers and directors of the Corporation and the Bank have been made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and do not involve more than the normal risk of collectibility nor present other unfavorable features. The Board of Directors maintains a policy granting a discount of 100 basis points on loans extended to all employees including executive officers. The following table presents a summary of loans outstanding to named officers that were extended, or amended, under this policy:


                                                          Highest
                                                         Principal
Name and                                      Year         Balance         Balance         Interest        Market
Position              Type                    Made       During Year       12/31/03          Rate           Rate
---------             ----                    ----       -----------       --------          ----           ----
David L. Cox          Residential
President and         Mortgage                2000        $121,026            $0            7.563%         8.563%
Chairman
                      Personal Demand         1992        $  2,350            $0            3.000%         4.000%

                      Residential
                      Mortgage                2003        $172,000         $166,475         5.625%         6.625%

                      Overdraft               2003        $  81.70            $0             4.25%          4.25%
                      Protection

Principal Officers of the Corporation


     The following table sets forth selected information about the principal officers of the Corporation, each of whom is selected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                                         Bank
                                      Held             Employee           Age as of
            Name                     Since               Since        December 31, 2003
            ----                     -----               -----        -----------------

David L. Cox,                         1997               1973                53
Chairman, President
and Chief Executive
Officer

William C. Marsh,                     2001               2001                37
Secretary/Treasurer   (1) (2)
---------------------
(1)  Prior to August 2001, Mr. Marsh was self-employed as a Certified Public
     Accountant; from September 1999 to November 2000 - Corporate Controller for
     AquaSource, Inc.; from August 1998 to September 1999 - Senior Vice
     President and CFO of Pennsylvania Capital Bank; from June 1997 to August
     1998 - VP Treasurer/Controller of ESB Financial Corp.
(2)  As of October 3, 2003, Mr. Marsh was no longer employed by Farmers National
     Bank. On January 21, 2004, the Board of Directors named Shelly L. Rhoades,
     Treasurer and Raymond M. Lawton, Secretary of the Corporation.


                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of Crowe Chizek and Company LLC, Certified Public Accountants, of Cleveland, Ohio ("Crowe Chizek"), as the Corporation's independent public accountants for its fiscal year ending December 31, 2004. The Corporation has been advised by Crowe Chizek that none of its members have any financial interest in the Corporation. Ratification of Crowe Chizek will require an affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting.

     In addition to performing customary audit services related to the audit of the Corporation's financial statements, Crowe Chizek will assist the Corporation with the preparation of its federal and state tax returns and will perform required retirement plan audits, charging the Corporation for such services at its customary hourly billing rates.

     Effective March 21, 2002, the Corporation replaced its independent auditors, S.R. Snodgrass, A.C. (S.R. Snodgrass) with Crowe Chizek. S.R. Snodgrass' report on the Corporation's financial statements during the two most recent fiscal years preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Corporation's Audit Committee. During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Corporation and S.R. Snodgrass on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of S.R. Snodgrass, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports. None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-B occurred with respect to the Corporation within the last two fiscal years and the subsequent interim period to the date hereof.

     During the two fiscal years and the subsequent interim period prior to March 21, 2002, the Corporation did not consult Crowe Chizek regarding any of the matters or events set forth in Item 304(a)(2)(v) and (ii) of Regulation S-B.

     Representatives of Crowe Chizek will be present at the meeting, will be available to respond to your questions and will be able to make such statements as they desire.

     In the event that the shareholders do not ratify the selection of Crowe Chizek as the Corporation's independent public accountants for the 2004 fiscal year, another accounting firm will be chosen to provide independent public accountant audit services for the 2004 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Crowe Chizek as the auditors for the Corporation for the year ending December 31, 2004.

     It is understood that even if the selection of Crowe Chizek is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Corporation and its shareholders.

                                  ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 2003, is being mailed with this Proxy Statement. Such Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

                              SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's proxy statement for its 2004 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Emclaire Financial Corp. at the principal executive offices of the Corporation at 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373, no later than Wednesday, December 15, 2004.

     Under the Corporation's current bylaws, business proposal nominations for directors other than those to be included in the Corporation's proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the bylaws. Nominations must be received no less than sixty (60) days prior to the annual meeting.

     In the event the Corporation received notice of a stockholder proposal to take action at next year's annual meeting of stockholders that is not submitted for inclusion in the Corporation's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Corporation to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment.

                    SHAREHOLDER COMMUNICATION WITH THE BOARD

     The Corporation does not have a formal procedure for shareholder communication with its Board of Directors. In general, officers are easily accessible by telephone or mail. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the president with a request to forward the same to the intended recipient. In the alternative, shareholders can direct correspondence to the Board to the attention of the Board Chairman, David L. Cox, or to the attention of the Chairman of the Audit Committee, Brian C. McCarrier, in care of the Corporation at the Corporation address. All such communications will be forwarded unopened.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.

                             ADDITIONAL INFORMATION

     Upon written request, a copy of the Annual Report on Form 10-KSB of Emclaire Financial Corp. may be obtained, without charge from Raymond M. Lawton, Secretary, Emclaire Financial Corp., 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373. In addition, the Corporation files reports with the SEC. Free copies can be obtained from the SEC website at www.sec.gov.

                                   APPENDIX A




Emclaire Financial Corp.
Farmers National Bank of Emlenton







                             AUDIT COMMITTEE CHARTER







Reviewed and Revised:  December 2003

                            EMCLAIRE FINANCIAL CORP.
                             AUDIT COMMITTEE CHARTER
                                TABLE OF CONTENTS


Section                                                       Page
Number                      Section                          Number
-------                     -------                          ------

   1.                       Purpose                             1

   2.                       Membership                          1

   3.                       Meetings                            2

   4.                       Responsibilities and Duties         2

EMCLAIRE FINANCIAL CORP.
FARMERS NATIONAL BANK OF EMLENTON                        AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------

1.     Purpose
       -------

       The primary function of the Audit Committee of Emclaire Financial Corp. (the Corporation), and its wholly owned subsidiary bank, Farmers National Bank of Emlenton, is to assist the Board of Directors in fulfilling its oversight responsibilities by: releasing the financial reports and other financial information provided by the Corporation to any governmental body or the public; reviewing the Corporation's systems of internal controls pertaining to finance, accounting, legal compliance and ethics that have been established by the management and the Board; and reviewing the Corporation's auditing, accounting and financial reporting processes. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

          -- Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.
          -- Review and appraise the audit efforts, qualifications, and independence of the Corporation's independent accountants and internal auditors.
          -- Appoint, retain, compensate, oversee and terminate the Corporation's independent accountants.
          -- Provide an open avenue of communication among the independent accountants, management, internal auditors and Board of Directors.
          -- Prepare the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Corporation's annual proxy statement.

       The Audit Committee will primarily fulfill these responsibilities by carrying out the activities in Section 4 of this Charter. The Audit Committee, in its sole discretion, has the ability to retain, at the Corporation's expense, special legal, accounting experts and other advisors it deems necessary in the performance of its duties and shall receive appropriate funding, as determined by the Audit Committee, from the Corporation for payment of compensation to any such advisors.

2.     Membership
       ----------

       The Audit Committee will be composed of not less than three Directors appointed by the Board of Directors upon the recommendation of a majority of the independent directors of the Board and shall serve at the pleasure of the Board. The Board shall select members based on prior experience in matters considered by the committee, probable availability at times required for consideration of these matters, and each individual's independence and objectivity.

       Each member shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. For the purposes hereof, the term "independent" shall mean a director who meets the independence requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq National Market ("Nasdaq") as determined by the Board.

       All members of the Committee shall have a working familiarity with basic finance and accounting policies, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or outside firms. In addition, at least one member of the Audit Committee shall be an "audit committee financial expert" as determined by the Board in accordance with SEC rules (or if no member is an "audit committee financial expert," the reason for not having such person on the Committee).

3.     Meetings
       --------

       The Committee shall meet at least four times annually, more frequently if needed, with minutes and other relevant records of the meetings being maintained. The Audit Committee will report and be responsible to the Board of Directors. As part of its job to foster open communications, the Committee should meet with management, the Outsourced Internal Auditor and the independent accountants in separate executive sessions to discuss any matters the committee or the aforementioned groups believe should be discussed privately with the Audit Committee.

4.     Responsibilities and Duties
       ---------------------------

       General Duties

       1. Review and update this Charter and the Internal Audit policy periodically, at least annually.

       2. Review legal and regulatory matters that may materially affect the Corporation's financial statements, compliance policies and programs and reports from regulators.

       3. Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

       4. Establish policies for the hiring of employees and former employees of the independent accountant.

       5. Report committee actions to the full board of directors and make appropriate recommendations.

       6. Perform any other activities consistent with this Charter, the Corporation's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

       Audits and Financial Reporting

       1. Annually the Audit Committee will recommend independent certified public accountants (subject, if determined by management, to ratification by the Corporation's stockholders) to conduct the annual audit of the Corporation's consolidated financial statements, considering independence and effectiveness and approve the fees negotiated by management. The committee's selection is subject to approval by the full board of directors. On an annual basis, the Committee should review and discuss with the independent accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.


       2. Confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services provided by the independent accountant and the respective fees for said services.


       3. Approve in advance all audit services and permissible non-audit services to be provided by, and all fees to be paid to, the independent accountants.


       4. Review with the independent accountants, management and internal auditor, the scope of the services required by the audit, reporting requirements and any new accounting standards or pronouncements that will be implemented.

       5. Ascertain that the independent accountants' views the board of directors as its client. The Committee or the full Board of Directors will review with the independent accountants, internal auditor and management, the results of the audit including any significant adjusting entries; material weaknesses; reportable conditions; difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information; and changes in the planned scope of the internal audit plan.

       6. Review with the independent accountants, internal auditor and management the adequacy and effectiveness of the accounting and financial controls of the Corporation and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

       7. Review and evaluate financial risk assessment and overall financial risk tolerance as it pertains to the Corporation's respective internal/external audit plans.


       8. Periodically consult with the independent accountants, outside of the management's presence, regarding internal controls and the fullness and accuracy of the Corporation's financial statements.

       9. Review and discuss with management and the independent accountants the Company's annual and quarterly financial statements, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any certification, report or opinion rendered by the Corporation's independent accountants or the Corporation's Principal Executive or Financial Officers in connection with those financial statements prior to filing with a regulatory agency. Earnings press releases will be distributed to the full Board of Directors at their regular monthly meeting prior to filing with a regulatory agency.

      10. Review material changes in accounting policies, financial reporting practices and material developments in financial reporting standards brought to the attention of the Audit Committee by the Corporation's management or independent accountants.

      11. Consider the independent accountants' judgments about whether management's choices of accounting principles are conservative, moderate or aggressive from the perspective of income, asset, and liability recognition and whether those principles are common practices in the industry.

      12. Ensure procedures are in place for the preparation and review of financial reports intended for publication and distribution to regulatory agencies, stockholders, customers and others.

The function of the Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Corporation's annual financial statements, reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report on Form 10-QSB, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that the members of the Committee are not employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Committee or its members to (i) conduct "field work" or other types of auditing or accounting reviews or procedures, (ii) set auditor independence standards, (iii) determine that the Corporation's financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America or (iv) assure compliance with laws and regulations and the Corporation's Code of Ethics or Code of Conduct.